Exhibit 99.1

Aventine Renewable Energy Holdings, Inc. Reports First Quarter 2012 Financial Results

DALLAS, TX, May 9, 2012 (GLOBE NEWSWIRE) — Aventine Renewable Energy Holdings, Inc. (OTCBB:AVRW) (“Aventine” or “the Company”), a leading producer of clean renewable energy, announced today its results for the first quarter ended March 31, 2012.

Revenues for the quarter ended March 31, 2012 were $200.5 million compared to $198.1 million for the same period last year.

Net loss for the quarter ended March 31, 2012 was $(22.5) million, or $(2.28) per diluted share, compared to a net loss of $(19.3) million, or $(2.24) per diluted share, for the same period last year.

Adjusted EBITDA for the quarter ended March 31, 2012 was $(9.4) million compared to $2.8 million for the same period last year.  A definition of Adjusted EBITDA and a reconciliation of net loss to EBITDA and Adjusted EBITDA are provided under ‘EBITDA’ below.

During the first quarter of 2012, the Company produced 58.2 million gallons of ethanol compared to 61.8 million gallons produced during the quarter ended March 31, 2011.

The Company marketed and sold 68.3 million gallons of ethanol during the three months ended March 31, 2012 for an average sales price of $2.20 per gallon compared to 63.6 million gallons for an average sales price of $2.38 per gallon during the three months ended March 31, 2011.

“The downturn in industry wide margins continued throughout the first quarter as the industry continues to be in an oversupply situation.  The Company sustained its focus on what we can control and continues to takes steps to improve our cost profile,” said John Castle, Chief Executive Officer.

Mr. Castle added, “the industry has a well-developed seasonal pattern of margin expansion from early summer through late fall.  With this in mind, the Company is taking steps to ensure all of our assets are capable of running if the market reflects this improvement.”

First Quarter 2012 Earnings Conference Call

We will hold a conference call at 9 a.m. CST (10 a.m. Eastern time) on Thursday, May 10, 2012, to discuss the contents of this press release. Please dial in to the conference call at (877) 312-

5514 (U.S.), or (253) 237-1137 (International), access code: 75661280, approximately 10 minutes prior to the start time. A link to the broadcast can be found at http://www.aventinerei.com/ in the Investor Relations section under the “Conference Calls” link. If you are unable to participate at this time, a replay will be available through May 14, 2012, on this Website or by dialing (855) 859-2056 (U.S.), or (404) 537-3406 (International), access code: 75661280. Should you need any assistance accessing the call or the replay, please contact Aventine at (214) 451-6750.

About Aventine

Aventine is a leading producer of ethanol. Through our production facilities, we market and distribute ethanol to many of the leading energy companies in the U.S. In addition to producing ethanol, our facilities also produce several by-products, such as distillers grain, corn gluten meal and feed, corn germ and grain distillers dried yeast, which generate revenue and allow us to help offset a significant portion of our corn costs.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negatives of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include our ability to obtain and maintain normal terms with vendors and service providers, our estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders, our ability to maintain contracts that are critical to our operations, our ability to attract and retain customers, our ability to fund and execute our business plan and any ethanol plant expansion or completion projects, our ability to receive or renew permits to construct or commence operations of our proposed capacity additions in a timely manner, or at all, laws, tariffs, trade or other controls or enforcement practices applicable to our operations, changes in weather and general economic conditions, overcapacity within the ethanol, biodiesel and petroleum refining industries, availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins, our ability to raise additional capital and secure additional financing, our ability to service our debt or comply with our debt covenants, our ability to attract, motivate and retain key employees, liability resulting from actual or potential future litigation or the outcome of any litigation with respect to our auction rate securities or otherwise, and plant shutdowns or disruptions.

Aventine Renewable Energy Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2012	2011
	(In thousands, except per share amounts)
Net sales	$200,515	$198,104
Cost of goods sold	(209,472)	(192,736)
Gross profit (loss)	(8,957)	5,368
Selling, general and administrative expenses	(6,687)	(9,417)
Other expenses	(700)	(1,196)
Operating loss	(16,344)	(5,245)
Interest income	8	21
Interest expense	(6,428)	(5,322)
Gain (loss) on derivative transactions, net	(89)	890
Loss on available-for-sale securities	(85)	—
Loss on early retirement of debt	—	(9,399)
Other non-operating income (expense)	153	(18)
Loss before income taxes	(22,785)	(19,073)
Income tax benefit (expense)	286	(188)
Net loss	$(22,499)	$(19,261)

Loss per common share — basic	$(2.28)	$(2.24)
Basic weighted-average number of shares	9,888	8,593

Loss per common share — diluted	$(2.28)	$(2.24)
Diluted weighted-average number of common and common equivalent shares	9,888	8,593

Financial Information

The Company’s financial information comparing its results during the quarter ended March 31, 2012 to the quarter ended March 31, 2011 can be read in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2012.

First Quarter 2012 Significant Events

In mid-February 2012, we temporarily brought down the Mt. Vernon facility in order to perform needed maintenance.  Margins at Mt. Vernon have been under pressure due to strong corn basis in that region which could not be passed on to our customers.  When margins return, we will be prepared to bring this plant back on line and continue its progress to full rate.

On March 19, 2012, we entered into a separation agreement (the “Separation Agreement”) with Ben Borgen (“Mr. Borgen”), Senior Vice President, Commodity Risk Management, pursuant to which Mr. Borgen resigned from all positions held with us and our affiliates.  Under the terms of the Separation Agreement, Mr. Borgen received, among other things, (i) a termination payment of $700,000, which was paid to Mr. Borgen within thirty (30) days following his departure and (ii) 22,596 shares of our common stock, which were delivered to Mr. Borgen within thirty (30) days following his departure.  In addition, Mr. Borgen will receive 26,666 shares of our common stock in respect of his previously-vested restricted stock units, which will be settled six (6) months following his departure.  Mr. Borgen has previously vested in 42,750 stock options, which remained exercisable for thirty (30) days following his departure.  Mr. Borgen’s unvested stock options and all hybrid equity units, whether vested or unvested, have terminated.

EBITDA

We have included EBITDA and Adjusted EBITDA primarily as performance measures because management uses them as key measures of our performance. EBITDA is defined as earnings (which include gains or losses on derivative transactions) before interest expense, interest income, income tax expense, depreciation and amortization. EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S. (“GAAP”) and should not be considered an alternative to net earnings or any other measure of performance under GAAP. EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example, EBITDA includes non-recurring loss items which are reflected in the statement of operations.

In order to emphasize the effects of certain income and loss items in our financial statements, we also report a second computation referred to as Adjusted EBITDA, which adjusts EBITDA for certain items. Adjusted EBITDA for the Company is adjusted for (i) separation payments to former senior staff, (ii) stock-based compensation expense, (iii) loss on early retirement of debt and (iv) loss on available for sale securities. Previously presented calculations have been modified to reflect the current definition of Adjusted EBITDA.

Management believes EBITDA and Adjusted EBITDA are meaningful supplemental measures of operating performance and highlight trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors, and other interested parties frequently use EBITDA in the evaluation of companies, many of which present EBITDA when reporting their results.  Additionally, management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a year-over-year and quarter-over-quarter basis.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts, and others, use EBITDA and Adjusted EBITDA to assess:

•            the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•            our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•            the feasibility of acquisitions and capital expenditure projects and the overall rate on alternative investment opportunities.

Reconciliation of Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
	(In millions)
Statement of Operations Data:
Net loss	$(22.5)	$(19.3)
Interest Expense (a)	6.4	5.3
Income tax (benefit) expense	(0.3)	0.2
Depreciation	5.9	5.1
Amortization	0.2	0.4
EBITDA	$(10.3)	$(8.3)

Separation payments to former senior staff	$1.0	$—
Stock-based compensation	(0.2)	1.7
Loss on early retirement of debt	—	9.4
Loss on available for sale securities	0.1	—
Adjusted EBITDA	$(9.4)	$2.8

(a)     Interest capitalized during construction was $0.6 million for the three months ended March 31, 2012 and $1.9 million for the three months ended March 31, 2011.

Aventine Renewable Energy Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2012	2011
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$20,214	$36,105
Short-term investments	106	191
Accounts receivable, net of allowance for doubtful accounts of $119 in 2012 and $174 in 2011	15,799	16,578
Inventories	35,885	43,297
Income taxes receivable	245	4
Prepaid expenses and other current assets	7,098	7,732
Total current assets	79,347	103,907

Property, plant and equipment, net	291,577	295,599
Other assets	13,982	14,732
Total assets	$384,906	$414,238

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,284	$2,283
Current obligations under capital leases	307	348
Accounts payable	11,563	14,266
Accrued liabilities	4,066	3,621
Other current liabilities	8,752	12,817
Total current liabilities	26,972	33,335

Long-term debt	213,823	214,051
Deferred tax liabilities	2,078	2,078
Other long-term liabilities	6,046	6,093
Total liabilities	248,919	255,557

Stockholders’ equity:
Common stock, par value $0.001 per share (15,000,000 shares authorized; 8,346,271 shares outstanding, net of 74,841 shares held in treasury at both March 31, 2012 and December 31, 2011)	8	8
Preferred stock (5,000,000 shares authorized; no shares issued or outstanding)	—	—
Additional paid-in capital	231,493	231,744
Accumulated deficit	(91,353)	(68,854)
Accumulated other comprehensive loss	(4,161)	(4,217)
Total stockholders’ equity	135,987	158,681
Total liabilities and stockholders’ equity	$384,906	$414,238

Aventine Renewable Energy Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2012	2011
	(In thousands)
Operating Activities
Net loss	$(22,499)	$(19,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on early retirement of debt	—	9,399
Depreciation and amortization	7,141	5,809
Stock-based compensation expense	(251)	1,702
Unrealized/realized loss on available-for-sale securities	85	—
Loss on renewable identification numbers	22	—
Changes in operating assets and liabilities:
Accounts receivable, net	779	(5,920)
Income tax receivable	(241)	42
Inventories	7,413	(7,020)
Prepaid expenses and other current assets	634	3,596
Other assets	—	(947)
Accounts payable	(2,703)	(6,022)
Other liabilities	(3,638)	869
Net cash used in operating activities	(13,258)	(17,753)

Investing Activities
Additions to property, plant and equipment, net	(1,948)	(7,892)
Net cash used in investing activities	(1,948)	(7,892)

Financing Activities
Repayment of senior secured notes	—	(155,000)
Repayment of term loan	(563)	(500)
Restricted cash	—	165,750
Penalty on early retirement of debt	—	(7,750)
Payments on capital lease obligations	(70)	(554)
Payments on mortgage note	(8)	(8)
Debt issuance costs	(44)	—
Proceeds from warrants exercised	—	5
Net cash (used in) provided by financing activities	(685)	1,943
Net decrease in cash and equivalents	(15,891)	(23,702)
Cash and equivalents at beginning of the period	36,105	34,533
Cash and equivalents at end of the period	$20,214	$10,831

Liquidity and Capital Resources

The following table sets forth selected information concerning our financial condition:

	March 31, 2012	December 31, 2011
	(In millions, except current ratio)
Cash and cash equivalents	$20.2	$36.1
Net working capital	$52.4	$70.6
Availability under revolver	$16.4	$20.1
Total debt	$216.1	$216.3
Current ratio	2.94	3.12

CONTACT:

Calvin Stewart, Chief Financial Officer

(214) 451-6766

Calvin.Stewart@aventinerei.com

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